CHANGE IN TERMS AGREEMENT

Principal	Date of Modification	Maturity Date	Loan No.	Call. / Coll.	Account	Officer	Initials

$1,500,000.00	10-11-07	12-31-2008	72818	220 / 220	T006773	DBL

Borrower:	The Beard Company 5600 N May Ave Suite 320 Oklahoma City, OK 73112	Lender:	First Fidelity Bank N A Northwest Business Office P O Box 32282 Oklahoma City, OK 73123-0482 (405) 416-2222

Original Principal Amount: $1,500,000.00	Interest Rate as of 6/08/2007: 9.750%	Date of Agreement: June 8, 2007

DESCRIPTION OF EXISTING INDEBTEDNESS. A Promissory Note dated June 8, 2007 in the original principal amount of $1,500,000.

DESCRIPTION OF COLLATERAL. Security interest in the Beard Company’s interest in the McElmo Dome Unit Montezuma and Delores Counties Colorado dated 6/8/07 will be modified as follows:

DESCRIPTION OF CHANGE IN TERMS. The following term as outlined in the "Definitions" section of the Business Loan Agreement dated 6/8/07 will be modified as follows:

"Reducing Commitment Amount" shall mean (i) the modified principal amount of $1,500,000, and (ii) the principal amount resulting from the monthly reductions to occur throughout the term of the loan on the last day of each month, as outlined in the following schedule:

Date of Principal Reduction	Amount of Principal Reduction

July 2007	$ 0
August 2007	$ 0
September 2007	$ 0
October 2007	$ 0
November 2007	$ 25,000
December 2007	$ 25,000
January 2008	$ 50,000
February 2008	$ 50,000
March 2008	$ 75,000
April 2008	$ 75,000
May 2008	$ 75,000
June 2008	$ 75,000
July 2008	$ 75,000
August 2008	$ 75,000
September 2008	$ 75,000
October 2008	$ 75,000
November 2008	$ 75,000
December 2008	$ 75,000

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender's right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT. BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

BORROWER:

THE BEARD COMPANY

By: _____________________________________________

Herb Mee, President

LENDER:

FIRST FIDELITY BANK N A

X _____________________________________________

Danny Lawson, Executive Vice President